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Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement"), dated as of February 27, 2003, by and between SafeNet, Inc., a Delaware corporation (the "Company"), and Raqia Networks, Inc., a Delaware corporation (the "Stockholder").

RECITALS

        WHEREAS, the Company is a party to the Asset Purchase Agreement (the "Purchase Agreement"), dated February 27, 2003, by and among the Company, the Stockholder, Raqia Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Acquisition Sub"), pursuant to which, at the Closing, as is set forth in the Purchase Agreement (the "Closing"), Stockholder will convey the Purchased Assets (as defined in the Purchase Agreement) to the Acquisition Sub;

        WHEREAS, pursuant to the Purchase Agreement, the Company agreed, among other things, to issue up to an aggregate of 389,640 shares (the "Original Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), to the Stockholder as part of the consideration to be issued pursuant to the Purchase Agreement;

        WHEREAS, one-half of the Original Shares have been deposited in escrow to secure certain obligations of Stockholder under the Purchase Agreement and may not be sold until released from such escrow; and

        WHEREAS, it is a condition to the obligations of the Company, Acquisition Sub and Stockholder under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

        NOW, THEREFORE, the parties hereby agree with each other as follows:

        1.    Certain Defined Terms.    As used in this Agreement, the following terms shall have the following respective meanings:

          (a)   "Affiliate" means (i) with respect to any Person other than an individual, any other Person who, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; and (ii) with respect to an individual, (A) any other Person, directly or indirectly through one or more intermediaries, controlled by such individual, (B) any parent, grandparent, sibling, lineal descendant, or the spouse, of such individual, (C) any trust established for the benefit of such individual or for the benefit of any other individual described in subsection (B) above, or (D) the testamentary estate, executor, executrix, administrator, personal representative, heir, or devisee of such individual. For purposes of this definition, "control" (including the terms "controlling", "controlled by" or "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          (b)   "Acquisition Sub" has the meaning ascribed to it in the Recitals to this Agreement.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Bylaws" means the Bylaws of the Company, as amended from time to time.

          (e)   "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (f)    "Common Stock" has the meaning ascribed to it in the Recitals to this Agreement.

          (g)   "Company" has the meaning ascribed to it in the introductory paragraph to this Agreement.

          (h)   "Company Indemnitees" has the meaning ascribed to it in Section 2.8(b).

          (i)    "Corporate Developments" has the meaning ascribed to it in Section 2.1(c).

          (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          (k)   "Deferral Notice" has the meaning ascribed to it in Section 2.4(d).

          (l)    "Holders" means the Stockholder and any Permitted Transferees.

          (m)  "Holder Indemnitees" has the meaning ascribed to it in Section 2.8(a).

          (n)   "Indemnitees" has the meaning ascribed to it in Section 2.8(c).

          (o)   "Material Event" has the meaning ascribed to it in Section 2.4(d).

          (p)   "Original Shares" has the meaning ascribed to it in the Recitals to this Agreement.

          (q)   "Person" means a corporation, an association, a partnership, limited liability company, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          (r)   "Permitted Transferee" has the meaning ascribed to it in Section 5.

          (s)   "Piggyback Registration" has the meaning ascribed to it in Section 2.2

          (t)    "Purchase Agreement" has the meaning ascribed to it in the Recitals to this Agreement.

          (u)   "Registrable Securities" means the Original Shares and any Common Stock issued or issuable with respect to any Original Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) any Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and either (A) such Registrable Securities have been disposed of pursuant thereto, or (B) the Company has complied with the provisions of Section 2.1(e); (ii) they shall have been sold or otherwise transferred to any Person other than a Permitted Transferee; (iii) they shall have ceased to be outstanding; or (iv) they are eligible for sale pursuant to Rule 144(k) of the Securities Act.

          (v)   "Registration Request" has the meaning ascribed to it in Section 2.1(a).

          (w)  "Registration Statement" has the meaning ascribed to it in Section 2.1(b).

          (x)   "Rule 144" has the meaning ascribed to it in Section 2.9.

          (y)   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          (z)   "Stock" shall mean and include all shares of Common Stock and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

          (aa) "Stockholder" has the meaning ascribed to it in the introductory paragraph to this Agreement.

          (bb) "Violation" means, with respect to the Registration Statement:

            (A)  any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

            (B)  the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

            (C)  any violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with any matter relating to the Registration Statement.

        2.    Registration Under Securities Act, Etc.

          2.1    Demand Registration.

            (a)   Subject to Section 2.1(c), at any time after the Closing, Holders holding in the aggregate at least a majority of the Registrable Securities may request, in writing (the "Registration Request"), that the Company effect the registration of such number of Registrable Securities as indicated in the Registration Request. The Holders, in the aggregate, shall be entitled to one Registration Request. If the Holders initiating the registration intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company in the Registration Request. Upon receipt of the Registration Request, the Company shall promptly give written notice of the requested registration to all of the Holders not included in the Registration Request and each such Holder shall have ten (10) days to notify the Company in writing that such Holder desires to have all or a portion of such Holder's Registrable Securities included in the Registration Request. In the event the Registration Request indicates that the registration is to be underwritten, the right of any Holder to participate shall be conditioned on such Holder's participation in such underwriting.

            (b)   Upon receipt of a Registration Request, the Company shall file with the Commission, promptly but not later than thirty (30) days after the date the Registration Request is delivered to the Company, a registration statement (the "Registration Statement") on Form S-3 (or a successor form), or on Form S-1 (or a successor form) if Form S-3 is not available, covering the resale to the public by the Holders of the Registrable Securities. In no event shall the Company be required to file a Registration Statement pursuant to this Section 2.1 before the ninetieth (90) day after the Closing. Except as otherwise expressly provided herein, the Company shall use its good faith best efforts to cause the Registration Statement to be declared effective and to expedite and accelerate all aspects of the registration process.

            (c)   If the Board, in its good faith judgment after consultation with outside counsel, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or other similar material transaction involving the Company or any of its subsidiaries or that such registration would require disclosure of non-public information that the Board, in its good faith judgment after consultation with outside counsel, deems not advisable to disclose (a "Corporate Development"), the Company may postpone for a reasonable period of time (x) filing a Registration Statement required to be filed under this Section 2.1, and (y) in the case in which a Registration Statement has been filed pursuant to this Section 2.1, causing such Registration Statement to become effective; provided that such postponement shall not exceed either (i) ninety (90) days, or (ii) if during such postponement the Company files a Registration Statement pursuant to which all Registrable Securities are permitted to be registered in accordance with Section 2.2, one hundred eighty (180) days. The Company shall give written notice to the Holders of its determination to postpone such offering or withdraw such Registration Statement and of the fact that the Corporate Development for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone the filing or effectiveness of a Registration Statement more than once in any twelve-month period. In addition, the Company shall only be required to effect one Registration Statement pursuant to this Section 2.1.

            (d)

                  (i)    The filing by the Company of the Registration Statement pursuant to a Registration Request which is not made effective as a result of action taken by any Holder; or

                  (ii)    Any time after the Company has commenced preparation of the Registration Statement, the withdrawal by the Holders from the Registration Request of such number of Registrable Securities that would reduce the number of Registrable Securities to which the Registration Request applies below a majority of all Registrable Securities shall, in each case, count as the exercise of the registration right granted under this Section 2.1 and the Company shall have no further obligation under this Section 2.1.

            (e)   The Company will keep any registration or post-effective amendment filed under Section 2.1 effective under the Securities Act until the earliest of (i) the date that all of the Registrable Securities have been sold pursuant to the registration, (ii) the date that the Registrable Securities may be sold under the provisions of Rule 144(k) or (iii) the date that is 270 days after the effective date of the registration.

          2.2    Piggyback Registration.

          (a)   If the Company proposes to file a registration statement under the Securities Act with respect to a public offering of Common Stock, either for the Company's own account or the account of a security holder or holders (other than a registration statement on Form S-4 or S-8 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Company shall give written notice of such proposed filing to each Holder as soon as reasonably practicable (but in no event less than 10 business days before the anticipated filing date), and such notice shall offer each Holder the opportunity to register such number of shares of Registrable Securities held by such Holder as such Holder may request on the same terms and conditions as the Common Stock proposed to be registered thereby (a "Piggyback Registration"). Each Holder will have ten (10) business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration and, if so, the number of Registrable Securities proposed to be included in such offering; provided, however, that should any Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. The Holders shall be entitled to one request for registration under this Section 2.2, except as provided herein. If the Company shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Holders who have provided timely notice of their intention to participate in the Piggyback Registration and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Holders' Registrable Securities in connection therewith (in such instance, subject to Section 2.2(b), the Holders shall not be deemed to have made a registration request pursuant to this Section 2.2 with respect to such proposed offering) and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Holders' Registrable Securities for the same period as the delay in respect of Common Stock being registered for the Company's account or other selling holders; provided, however, that such delay will not prevent any Holder from exercising its rights to request registration subject to the provisions of Section 2.1. The Company shall be entitled to select the Underwriters in connection with any Piggyback Registration.

          (b)   The filing by the Company of the Registration Statement pursuant to a request for registration under Section 2.2(a), which is not made effective as a result of action taken by any Holder shall, in each case, count as the exercise of the registration right granted under this Section 2.2 and the Company shall have no further obligation under this Section 2.2.

          2.3    Reduction of Offering.    Notwithstanding anything contained herein, if the managing underwriter of an offering described in Section 2.2 states in writing that the size of the offering that the Holders, the Company and any other Persons intend to make is such that the success of the offering would be materially and adversely affected, then the amount of Registrable Securities to be offered for the account of the Holders and other selling persons exercising similar piggyback registration rights shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter and, as between the Holders and other selling persons exercising similar piggyback registration rights, the number will be reduced pro rata based on the number of Registrable Securities each Holder requests to have registered. Notwithstanding anything herein to the contrary, the Holders shall continue to have the right to request registration pursuant to Section 2.2, with respect to any Registrable Securities so excluded pursuant to this Section 2.3.

          2.4    Registration Procedures.    If and whenever the Company is required to use its good faith best efforts to effect the registration of the Registrable Securities under the Securities Act as provided herein, the Company shall:

            (a)   prepare and file with the Commission an appropriate form of the Registration Statement and such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (including prospectus supplements with respect to the sales of securities from time to time pursuant to Rule 415 promulgated under the Securities Act), and use its good faith best efforts to cause the Registration Statement, and each such amendment and supplement, to become and remain effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

            (b)   if requested, furnish to the Holders of Registrable Securities covered by the Registration Statement such reasonable number of copies of the prospectus (including prospectus supplements with respect to the sales of securities from time to time pursuant to Rule 415 promulgated under the Securities Act), including the preliminary prospectus, Registration Statement, and any amendments (in each case, including all exhibits) in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

            (c)   use its good faith best efforts to register or qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such states and jurisdictions as shall be reasonably requested by the Holders, to cause all Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities, to keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect and do any and all other acts and things that may be necessary to enable the Holders to consummate in such states the public sale or other disposition of the Registrable Securities owned by the Holders, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such state or jurisdiction;

            (d)   notify each Holder covered by the Registration Statement, at any time when a prospectus relating thereto covered by such Registration Statement is required to be delivered under the Securities Act, of (i) the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which the Registration Statement or prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the occurrence or existence of a Corporate Development that, in the good faith determination of the Board, makes it appropriate to suspend the availability of the Registration Statement and the related prospectus. Upon the occurrence of any of clause (i), (ii), or (iii) above, then the Company shall as promptly as practicable give notice to the Holder of any Registrable Securities that the availability of the Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Holder shall cease making offers and sales of any Registrable Securities pursuant to the Registration Statement and the prospectus until such Holder's receipt of copies of the supplemented or amended Registration Statement and prospectus or until it is advised in writing by the Company that the Registration Statement and prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in the Registration Statement and prospectus; provided, however, in the event of an occurrence under clause (iii) above, that the Company may not so suspend the rights of the Holder for more than two (2) sixty (60) day periods in the aggregate during any twelve (12) month period, with at least a ten (10) business day interval between such periods, during the period the registration is required to be in effect;

            (e)   if requested, enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

            (f)    if necessary, promptly apply for listing and list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed; and

            (g)   promptly notify the Holders: (i) when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

          2.5    Preparation; Reasonable Investigation.    In connection with the preparation and filing of the Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the Holders, their underwriters, if any, and their respective counsel and accountants, the opportunity to review the Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto.

          2.6    Requirements of Holders.

            (a)   It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 2 in respect of the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Registrable Securities. To the extent a Holder fails to provide such information in a timely manner, and if the Company determines it appropriate, the Company may either (i) delay the filing of the Registration Statement until the Holder provides such information, or (ii) upon the written request of Holders holding a majority of the Registrable Securities, exclude the Registrable Securities held by such Holder from registration under the Registration Statement.

            (b)   No Holder shall distribute any prospectus or make any offer to sell (or solicit any offer to purchase) or sell any Registrable Securities in a transaction covered by the Registration Statement and any prospectus thereunder from and after the time that the Company delivers a Deferral Notice to such Holder until such time as such Holder may resume offers and sales of Registrable Securities under Section 2.4(d); provided, however, in the event of an occurrence under clause (iii) of Section 2.4(d), that the Company may not so suspend the rights of the Holder for more than two (2) sixty (60) day periods in the aggregate during any twelve (12) month period, with at least a ten (10) business day interval between such periods, during the period the registration is required to be in effect.

            (c)   Each Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with offers to sell, solicitations of offers to purchase, and sales of Registrable Securities in connection with any offer or sale pursuant to the Registration Statement.

          2.7    Expenses of Registration.    In connection with any Demand Registration or Piggyback Registration, the Company shall pay, the following expenses incurred in connection with such registration: (i) registration and filing fees with the Commission and National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Company and the reasonable fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) compensation of regular employees of the Company and (viii) fees and expenses, up to an aggregate of $5,000, of one (1) counsel to the Holders. The Holders shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any out-of-pocket expenses of the Holders and fees and expenses of their counsel.

          2.8    Indemnification.

            (a)   The Company shall indemnify and hold harmless each selling Holder, the officers, directors, partners, agents, shareholders, representatives and employees of each selling Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such selling Holder or underwriter within the meaning of the Securities Act or the Exchange Act and their agents and representatives (collectively, the "Holder Indemnitees"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation by the Company. The indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable to any Holder Indemnitee in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by any Holder expressly for use in connection with such registration; or (ii) in the case of a sale directly by a Holder (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), that results from an untrue statement or alleged untrue statement or omission or alleged omission that was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act; provided that the Company furnished such Holder copies of such corrected final or amended prospectus at least 48 hours prior to such confirmation of sale and the delivery of such corrected final or amended prospectus by such Holder prior to such confirmation of sale would have cured the defect giving rise to such loss, claim, damage, liability or action.

            (b)   Each Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, each agent and any underwriter for the Company, and any other selling Holder or other stockholder selling securities in such Registration Statement or any of its directors, officers, partners, agents or employees or any Person who controls such selling Holder or such other stockholder or such underwriter (collectively, the "Company Indemnitees") against any losses, claims, damages or liabilities (joint or several) to which any Company Indemnitee may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such selling Holder nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall such selling Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act; provided that the Company was furnished corrected information at least 48 hours prior to such confirmation of sale and the delivery of a corrected final or amended prospectus containing such corrected information by the Company prior to such confirmation of sale would have cured the defect giving rise to such loss, claim, damage, liability or action.

            (c)   Promptly after receipt by any Company Indemnitee or Holder Indemnitee (collectively, the "Indemnitees") under this Section 2.8 of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that such Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party's counsel, between such Indemnitee and any other party represented by such counsel in such proceeding. In no event shall the Indemnitees be entitled to more than one firm of counsel at the expense of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnitee under this Section 2.8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to such Indemnitee otherwise than under this Section 2.8.

            (d)   In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the Indemnitee makes a claim for indemnification pursuant to Section 2.8 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 2.8 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Holder shall contribute to the aggregate losses, claims, damages, liabilities or actions to which they may be subject, in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.8(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e)   The obligations of the Company and the Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a Registration Statement whether under this Article 2 or otherwise.

        2.9    Reports Under the Exchange Act.    With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the Commission that may at any time and from time to time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

            (a)   use reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times; and

            (b)   furnish to any Holder upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission under the Exchange Act, and (iii) such other reports and documents of the Company as such Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

        3.    Notices.    Except as otherwise provided in this Agreement, all notices, requests and other communications that are required or otherwise delivered hereunder shall be in writing and shall be given:

        (a)   in the case of the Company, addressed to the Company at 8029 Corporate Drive, Baltimore, Maryland 21236, facsimile: (410) 931-2229, attn: Chief Financial Officer; or

        (b)   in the case of the Stockholder, at the address set forth for such Stockholder in the Purchase Agreement or at such other address as the Stockholder shall have furnished to the Company in writing (or, in the case of any Permitted Transferee, at the address that such Permitted Transferee shall have furnished to the Company in writing).

        Each such notice, request or other communication shall be sufficiently given if in writing and delivered in person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service postage pre-paid. A notice or communication will be effective (i) if delivered in person or by overnight delivery, on the business day it is delivered, (ii) if transmitted by fax, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

        4.    Amendments, No Waivers.

        (a)   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holders of at least a majority of the Registrable Securities, and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

        (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        5.    Assignment.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided that the Stockholder may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (except for a transfer to (i) a stockholder of the Stockholder and to any Affiliate of such stockholders; provided, however, that any transfer to an Affiliate by a stockholder must include at least 25% of such stockholder's Registrable Securities or (ii) directors or employees of Stockholder (the "Permitted Transferees") without the prior written consent of the other parties hereto; provided, however, that any such Permitted Transferee agrees in writing to be bound by the provisions of this Agreement to which the Stockholder is subject). Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and their successors and assigns any rights or remedies hereunder.

        6.    Descriptive Headings.    The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

        7.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts entered into and performed entirely in Delaware.

        8.    Dispute Resolution.    Any controversy, dispute or claim arising under or in connection with this Agreement shall be resolved by a binding arbitration, to be held in the State of Maryland pursuant to the Federal Arbitration Act and in accordance with the then-prevailing International Arbitration Rules of the American Arbitration Association (the "AAA"). The AAA shall select a single arbitrator. Each party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrator shall be shared equally by the parties involved in the dispute and advanced by them from time to time as required. It is the mutual intention and desire of the parties that the arbitrator be selected as expeditiously as possible following submission of the dispute to arbitration. Once such arbitrator is selected and except as may otherwise be agreed in writing by the parties involved in such dispute or as ordered by the arbitrator upon substantial justification shown, the hearing for the dispute will be held within sixty (60) days of submission of the dispute to arbitration. The arbitrator shall render his or her final award within sixty (60) days, subject to extension by the arbitrator upon substantial justification shown of extraordinary circumstances, following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrator. Any discovery in connection with arbitration hereunder shall be limited to information directly relevant to the controversy or claim in arbitration. The arbitrator will state the factual and legal basis for the award. The decision of the arbitrator in any such proceeding will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective. Any action against any party hereto ancillary to arbitration (as determined by the arbitrators), including any action for provisional or conservatory measures or action to enforce an arbitration award or any judgment entered by any court in respect thereof shall be brought in any federal or state court of competent jurisdiction located within the State of Maryland, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Maryland over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each of the parties hereto agrees that a judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        9.    Counterparts.    This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

        10.    Entire Agreement.    This Agreement embody the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

        11.    Severability.    If any provision of this Agreement, or the application of such provisions to any party or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to the parties or circumstances other than those to which it is held invalid, shall not be affected thereby.

        12.    Time of the Essence.    With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[Signatures on Following Page]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

COMPANY:
SAFENET, INC.
By:	/s/ ANTHONY A. CAPUTO
Name: Anthony A. Caputo
Title: President and Chief Executive Officer

STOCKHOLDER:
RAQIA NETWORKS, INC.
By:	/s/ ROBERT JACOBS
Name: Robert Jacobs
Title: Chief Financial Officer

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